UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS 0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)(b)(c)

UroGen Pharma Ltd. (the “Company”) held its 2019 Annual Meeting of Shareholders on June 3, 2019. The Company’s shareholders voted on the proposals listed below, each of which was described in the Company’s proxy statement for the Annual Meeting.

Proposal No. 1 – Election of Directors

The Company’s shareholders elected the following eight individuals to serve as directors until the next annual meeting of shareholders and until their successors are elected. There were no nominees other than those listed below. The voting results were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Arie Belldegrun	12,483,978	33,999	106,919	3,903,479
Elizabeth Barrett	11,907,862	609,916	107,118	3,903,479
Cynthia M. Butitta	12,488,469	27,809	108,618	3,903,479
Fred E. Cohen	12,412,940	103,338	108,618	3,903,479
Kathryn E. Falberg	12,319,649	198,129	107,118	3,903,479
Stuart Holden	12,466,575	51,203	107,118	3,903,479
Ran Nussbaum	12,371,167	146,611	107,118	3,903,479
Shawn C. Tomasello	12,479,279	38,499	107,118	3,903,479

Proposal No. 2 – Vote on our amended and restated compensation policy for office holders.

The shareholders voted to approve an amendment to the Company’s compensation policy for office holders. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,287,159	3,786,720	551,017	3,903,479

Proposal No. 3 – Vote on additional director cash compensation payment to Arie Belldegrun, M.D., FACS.

The shareholders voted to approve additional director cash compensation to Arie Belldegrun, M.D., FACS. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,952,604	4,127,707	544,585	3,903,479

Proposal No. 4 – Vote on a grant of options to Shawn C. Tomasello.

The shareholders voted to approve a grant of options to Shawn C. Tomasello. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,455,784	4,615,130	553,982	3,903,479

Proposal No. 5 – Vote on terms of employment for and a grant of options and restricted stock units to Elizabeth Barrett.

The shareholders voted to approve the terms of employment for and a grant of options and restricted stock units to Elizabeth Barrett. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,173,052	3,897,944	553,900	3,903,479

Proposal No. 6 – Vote on terms of employment for and a grant of options and restricted stock units to Stephen L. Mullennix.

The shareholders voted to approve the terms of employment for and a grant of options and restricted stock units to Stephen L. Mullennix. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,329,999	3,742,497	552,400	3,903,479

Proposal No. 7 – Vote on 2018 annual goals and objectives cash bonus payment to Ron Bentsur.

The shareholders voted to approve the 2018 annual goals and objectives cash bonus payment to Ron Bentsur. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,321,444	3,746,092	557,360	3,903,479

Proposal No. 8 – Vote on 2018 annual goals and objectives cash bonus payment to Stephen L. Mullennix.

The shareholders voted to approve the 2018 annual goals and objectives cash bonus payment to Stephen L. Mullennix. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,869,420	200,016	555,460	3,903,479

Proposal No. 9 – Advisory vote on the compensation of our named executive officers.

The shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,188,318	3,882,218	554,360	3,903,479

Proposal No. 10 – Advisory vote on the preferred frequency of shareholder advisory votes on the compensation of our named executive officers.

The shareholders recommended, on an advisory basis, that the frequency of the advisory vote on the compensation of the Company’s named executive officers occur every year. The voting results were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
12,060,030	3,373	29,197	532,296	3,903,479

Based on these results, the Company’s Board of Directors has determined that an advisory vote on executive compensation will be submitted to stockholders on an annual basis until the next required advisory vote on the frequency of stockholder votes on executive compensation.

Proposal No. 11 – Ratification of Appointment of Independent Registered Public Accountants.

The shareholders ratified the appointment of Kesselman & Kesselman, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent auditor for the year ending December 31, 2019. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,353,106	164,679	10,590	—

Brokers were entitled to cast votes on this proposal without voting instructions from the beneficial owners of the shares. As a result, there were no broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2019	UROGEN PHARMA LTD.

	By:	/s/ Peter Pfreundschuh
Peter Pfreundschuh
Chief Financial Officer